                                                                    Exhibit 99.7


                                WELLS FARGO & COMPANY

                                420 MONTGOMERY STREET
                           SAN FRANCISCO, CALIFORNIA  94163

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints Paul Hazen, Rodney L. Jacobs and Robert K. Jaedicke, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock, par value $5.00 per share ("Wells Fargo Common Stock") of Wells Fargo & Company ("Wells Fargo") held of record by the undersigned at the close of business on August 14, 1998, which the undersigned would be entitled to vote if personally present at the Special Meeting to be held on October 2, 1998, and including at any adjournments or postponements thereof, as follows:

      SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

          1. Proposal to adopt the Agreement and Plan of Merger, dated as of June 7, 1998, as amended and restated as of September 10, 1998, by and among Wells Fargo, Norwest Corporation and WFC Holdings Corporation, a Delaware corporation and a wholly-owned subsidiary of Norwest Corporation.

                FOR  / /          AGAINST  / /           ABSTAIN  / /

          2. In their discretion with respect to any other matters as may properly come before the Special Meeting.

     IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN ITEM 1 ABOVE AND IN THE MANNER SET FORTH IN
ITEM 2 ABOVE.

     This proxy will be valid until the sooner of one year from the date indicated below and the completion of the Special Meeting or any postponements or adjournments thereof.

                         DATED:  _________________________________,  1998.
                         PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

                         ____________________________________________________
                                           (Signature)

                         ____________________________________________________
                                    (Signature, if held jointly)

                         ____________________________________________________
                                             (Title)

                         WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.